Application Part 1 Individual Life Insurance	[	]

Minnesota Life Insurance Company - [a Securian Financial company]

[Executive Benefits] • [400 Robert Street North • St. Paul, Minnesota 55101-2098]

A. Proposed Insured Information
Proposed insured name (last, first, middle)
Social Security number	Date of birth (month, day, year)	[Gender ☐ Male ☐ Female	]

Primary telephone number		Birthplace (state or, if outside the US, country)
Street address (no P.O. Box)			Apartment or unit number
City		State	Zip code
[E-mail address]		Occupation		Years in occupation
Earned income	Unearned income	Total net worth	Liquid net worth
Driver’s license number		Issue state	Expiration date
[☐	Exercise the Exchange of Insureds Agreement on policy number for (name of previous insured) . The Exchange of Insured Request form is required for the previous insured’s policy.]

B. Owner (Applicant) Information

Only complete this section if the owner is different than the insured. Co-owner must sign as owner on the Application Part 3 and submit the Joint Ownership Authorization form.

Owner name (last, first, middle)	Relationship to proposed insured

Owner is:

☐	Individual(s)

☐	Trust (submit Certification of Trustee Authority form)

☐

Corporation (submit Corporate/Non-Profit Resolution form) If the owner is the employer of the proposed insured, please also submit the Employer Notification Regarding the Potential Taxation of Death Benefit forms.

☐

Partnership (submit Partnership/LLC Resolution form) If the owner is the employer of the proposed insured, please also submit the Employer Notification Regarding the Potential Taxation of Death Benefit forms.

Social Security or tax ID number	[Gender ☐ Male ☐ Female ]	Date of birth or trust date
Street address (no P.O. box)		Apartment or unit number
City	State	Zip code

Primary telephone number	[Email address]

[Securian Financial is the marketing name for Minnesota Life Insurance Company.]	[ ]
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B. Owner (Applicant) Information (continued)
Co-owner name (last, first, middle)	Relationship to proposed insured

Co-owner is:
☐ Individual(s)
☐ Trust (submit Certification of Trustee Authority form)

☐ Corporation (submit Corporate/Non-Profit Resolution form) If the owner is the employer of the proposed insured, please also submit the Employer Notification Regarding the Potential Taxation of Death Benefit forms.

☐ Partnership (submit Partnership/LLC Resolution form) If the owner is the employer of the proposed insured, please also submit the Employer Notification Regarding the Potential Taxation of Death Benefit forms.

Social Security or tax ID number	[Gender		Date of birth or trust date
	☐ Male	☐ Female ]
Street address (no P.O. box)			Apartment or unit number
City		State	Zip code
Primary telephone number	[Email address]

C. Special Mailing Addresses

Complete this section for any requests to mail items anywhere other than the address listed in Section A or B. If this section is not filled out, everything will be mailed to the address listed in Section A or B. (If there is more than one special address needed, please note in the Additional Remarks section.)

☐	Secondary addressee - The address listed below will receive notice of overdue premium or pending lapse.
☐	Billing address - All premium notices will be sent to the address below.
☐

Special mailing address - The address listed below will receive all correspondence for this policy. If a billing address is requested, the special mailing address will not receive a copy of the premium notice.

Name (last, first, middle)
Address		Apartment or unit number
City	State	Zip code

D. Product
Product 1

Product applied for	Amount of insurance
Planned premium
Death benefit qualification test (for universal life products only, defaults to GPT if none selected)
☐ Guideline Premium Test (GPT) ☐ Cash Value Accumulation Test (CVAT)
Death benefit option (for universal life products only, defaults to level if none selected)
[☐ Level ☐ Increasing ☐ Sum of Premiums]

Product 2

Product applied for	Amount of insurance
Planned premium
Death benefit qualification test (for universal life products only, defaults to GPT if none selected)
☐ Guideline Premium Test (GPT) ☐ Cash Value Accumulation Test (CVAT)
Death benefit option (for universal life products only, defaults to level if none selected)
[☐ Level ☐ Increasing ☐ Sum of Premiums]

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E. Additional Benefits and Agreements

[ Select only those agreements available on the product(s) applied for.]

Product

1	2

[ ☐	☐	Accelerated Death Benefit for Chronic Illness Agreement (Submit both Accelerated Death Benefit for Chronic Illness Outline of Coverage and Supplemental Application forms)

☐	☐	Accelerated Death Benefit/Accelerated Death Benefit for Terminal Illness Agreement (For universal life, submit Outline of Coverage Accelerated Death Benefit for Terminal Illness Agreement)

☐	☐	Chronic Illness Access Agreement (Submit the Outline of Coverage Chronic Illness Access Agreement)

☐	☐	Early Values Agreement

☐	☐	Estate Preservation Agreement

☐	☐	Exchange of Insureds Agreement

☐	☐	Guaranteed Income Agreement

☐	☐	Guaranteed Insurability Option Agreement $ (Coverage Amount)

☐	☐	Income Protection Agreement/Income Protection Flex Agreement (Submit Income Protection (Flex) Agreement Supplemental Application)

☐	☐	Inflation Agreement

☐	☐	Level Term Insurance Agreement $ (Coverage Amount)

☐	☐	No Lapse Guarantee Agreement

☐	☐	Overloan Protection Agreement

☐	☐	Premium Deposit Account Agreement (Submit IRS Form W-9)

☐	☐	Surrender Value Enhancement Agreement

☐	☐	Term Insurance Agreement $ (Coverage Amount)

☐	☐	Waiver of Premium Agreement

☐	☐	Other ]

THE FOLLOWING BENEFITS AND AGREEMENTS WILL BE ADDED IF AVAILABLE FOR YOUR POLICY, UNLESS YOU CHOOSE TO OMIT THEM:

Product

1	2

[ ☐	☐	Omit Automatic Premium Loan Provision

☐	☐	Omit Indexed Loan Agreement

☐	☐	Omit Policy Split Agreement]

F. Special Policy Date (Will default to date premium received if no box is checked)

Select one of the following for special dating requests:

☐	Date to save age
☐	Specific date (month/day/year): (cannot select 29th, 30th, or 31st of the month)

Are there any other Minnesota Life Insurance Company applications associated with this application?	☐ Yes	☐ No

If yes, provide the names of the associated applicants:

If there are multiple applications, should they all have the same date?	☐ Yes	☐ No

(If yes is checked, this will require all applications to be held until all are underwritten.)

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G. In Force, Pending and Replacement

Submit the appropriate replacement forms (may be needed even if no replacement is indicated; not needed if only replacing group coverage except in MI and WA).

Excluding this policy, does the proposed insured have any life insurance or annuities in force or pending? (This includes life insurance sold or assigned, or that is in the process of being sold or assigned.) If yes, provide details in the chart below.

☐ Yes ☐ No

Excluding this policy, has there been, or will there be, replacement of any existing life insurance or annuities as a result of this application? (Replacement includes a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change to any existing life insurance or annuity.) If yes, provide details in the chart below.

☐ Yes ☐ No

Please indicate all life insurance or annuities currently in force, pending or that have been in force within the last 12 months and identify below if any of this coverage will be replaced. Replacement forms may be required.

[ In Force and Pending

Full Company Name	Amount	Year Issued	Product Type	The Policy is	Type	Type	Will it be Replaced?
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No
			☐Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No
			☐ Annuity ☐ Life	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Personal ☐ Business	☐ Yes ☐ No	]

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H. Beneficiary

All designated beneficiaries will be considered primary beneficiaries, sharing equally, unless otherwise indicated. If there is more than one primary or contingent beneficiary, the total for each beneficiary class must equal 100%. For additional beneficiaries please add to Additional Remarks section.

Class:	☐ Primary %	☐ Contingent %	Irrevocable beneficiary	☐ Yes	☐ No

Name (first, middle, last)

Relationship to insured	Birth/trust date

Street address, city, state, zip code		Telephone number

Social Security/tax ID number	Email address

Class:	☐ Primary %	☐ Contingent %	Irrevocable beneficiary	☐ Yes	☐ No

Name (first, middle, last)

Relationship to insured	Birth/trust date

Street address, city, state, zip code		Telephone number

Social Security/tax ID number	Email address

Class:	☐ Primary %	☐ Contingent %	Irrevocable beneficiary	☐ Yes	☐ No

Name (first, middle, last)

Relationship to insured	Birth/trust date

Street address, city, state, zip code		Telephone number

Social Security/tax ID number	Email address

Class:	☐ Primary %	☐ Contingent %	Irrevocable beneficiary	☐ Yes	☐ No

Name (first, middle, last)

Relationship to insured	Birth/trust date

Street address, city, state, zip code		Telephone number

Social Security/tax ID number	Email address

Class:	☐ Primary %	☐ Contingent %	Irrevocable beneficiary	☐ Yes	☐ No

Name (first, middle, last)

Relationship to insured	Birth/trust date

Street address, city, state, zip code		Telephone number

Social Security/tax ID number	Email address

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I. Premium Information

Payment Method:

[ ☐ Annual	☐ Quarterly
☐ Semi-Annual	☐ Monthly Electronic Funds Transfer (EFT) Plan Number
(if new plan, submit EFT Authorization)
☐ Single Premium $
☐ Premium Deposit Account (submit a completed IRS form W-9)
☐ List Bill (if a new plan, submit List Bill Setup form)
☐ 1035 Exchange $ (If yes, submit 1035 Exchange Agreement form) ]

Source of Funds

[ Indicate below how the policy(ies) will be funded. Select all that apply:

Assets/Income	Qualified Assets
☐ Earnings ☐ Existing insurance ☐ Gift/Inheritance ☐ Non-qualified retirement plan ☐ Sale of investments ☐ Savings ☐ Non-qualified annuity ☐ Home Equity ☐ Premium finance ☐ Loan

☐   Employer sponsored qualified retirement plan (401(k) plan, pension plan)

☐   IRA (Including Roth IRA and Individual Retirement Annuities)

☐   Non-Governmental 403(b) plan

☐   Section 457 plan

☐   Governmental or non-electing church qualified retirement plan

☐   Governmental or ministers 403(b) plan

☐   Other                     ]

If you are partially or wholly liquidating taxable funds such as income producing funds, qualified retirement assets (including IRA’s), annuities or investments, your signature on this application confirms your understanding that there may be tax consequences to doing so. You should consult your tax advisor.

[ J. Money Submitted with Application (not available for application taken in Kansas)

Make all checks payable to Minnesota Life.

Collect money only if the Life Receipt and Temporary Insurance Agreement form is left with the proposed owner, and the application meets the conditions of the Life Receipt.

Money collected should be greater than or equal to the initial minimum premium for the policy applied for.

Has the owner submitted money with this application?	☐ Yes	☐ No
If yes, amount: $

Was the Life Receipt and Temporary Insurance Agreement given?	☐ Yes	☐ No ]

K. Illustration Information

Life Insurance Illustration (required when applying for non-variable life insurance products excluding term)

A life insurance illustration is a projection intended to demonstrate the impact of premium payments and policy charges on the accumulation value and death benefit under a set of assumptions.

If a signed illustration is not submitted with this application, check the appropriate box indicating the reason below:

☐	An illustration was presented to me during the sales process, however, it is not being submitted because the policy I am applying for is different than what was illustrated.

☐	An illustration was not presented to me during the sales process.

By signing the application and checking a box above, both the representative and owner certify that i) no illustration is submitted with the application for the reason indicated above, ii) that a signed illustration will be obtained at the time the policy is delivered to the owner and iii) that the signed illustration will be returned to Minnesota Life after the policy is delivered.

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L. Insurable Interest, Premium Financing and Suitability

[1. Is this policy in accordance with the owner’s insurance objectives and anticipated financial needs?	☐ Yes	☐ No

2. Has the representative discussed with the owner: the need for the policy, the ability to continue to pay premiums and whether the policy is suitable for the proposed owner?	☐ Yes	☐ No

 3.   Will the owner and/or beneficiary, and/or any individual or entity on the owner’s behalf, receive any compensation, whether via the form of cash, property, an agreement to pay money in the future or otherwise as an inducement to apply for this policy?

	☐ Yes	☐ No

[4. Has the representative recommended that the owner use qualified plan or IRA funds to purchase this policy?	☐ Yes	☐ No

If yes, has the representative recommended to the owner which qualified plan or IRA the premium amounts should come from?	☐ Yes	☐ No]

[5. Has the representative recommended that the owner modify distribution payments from a pension plan, IRA or other qualified plan?	☐ Yes	☐ No]

 6.   Has the owner been involved in any discussion about the possible sale or assignment of this policy or a beneficial interest in a trust, LLC, or other entity created on the owner’s behalf? If yes, provide details and a copy of the applicable entity’s controlling documents.

	☐ Yes	☐ No

 7.   Is this policy being funded via a premium financing loan or with funds borrowed, advanced or paid from another person or entity (including a loan against your home or other assets)? If yes, submit the Premium Financing Advisor Attestation and Premium Financing Client Disclosure forms.

	☐ Yes	☐ No

8. Has the proposed insured had a life expectancy report or evaluation done by an outside entity or company? If yes, explain why the expectancy report was obtained.	☐ Yes	☐ No

 9.   Has the owner previously sold or assigned, or is in the process of selling or assigning a life insurance policy on the proposed insured to a life settlement, viatical or secondary market provider? If yes, provide details.

	☐ Yes	☐ No

10. Reason for purchasing policy (check all that apply):

☐ Accumulation

☐ Business Planning/Key Person

☐ Charitable Giving

☐ Death Benefit Protection

☐ Estate Planning

☐ Retirement/Deferred Compensation

☐ Offset Benefit Plan Liabilities

☐ Other______________________________________ ]

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M. Proposed Insured Underwriting Information

[1.	Is the proposed insured a U.S. citizen?	☐ Yes	☐ No

If no, citizen of

Indicate visa type

2.	Does the proposed insured plan to travel or reside outside the U.S. in the next two years? If yes, please complete a Foreign Travel Questionnaire.	☐ Yes	☐ No

3.	Has the proposed insured within the last five years, or does the proposed insured plan, within the next two years, to engage in piloting an aircraft (including gliders, ultralight vehicles, or any other type of airframe)? If yes, complete the Military and Aviation Statement.	☐ Yes	☐ No

4.	Has the proposed insured within the last five years, or does the proposed insured plan, within the next two years, to engage in skin diving (scuba or other), sky diving, mountain/rock climbing, horse racing, rodeo, bull fighting, bungee jumping, BASE jumping, canyoneering, combat sports (boxing, mixed martial arts or other), professional wrestling, extreme skiing/snowboarding, or motor sports? If yes, complete the Sports and Avocation Statement.	☐ Yes	☐ No

5.	Is the proposed insured in the Armed Forces, National Guard, or Reserves? If yes, complete the Military and Aviation Statement.	☐ Yes	☐ No

6.	Has the proposed insured applied for insurance within the last six months? If yes, provide details below (number of applications and face amounts, etc.).	☐ Yes	☐ No

7.	Has the proposed insured applied for life insurance in the past five years that was declined or rated? If yes, provide details below.	☐ Yes	☐ No

8.

Has the proposed insured, within the past five years, been convicted of a driving while intoxicated violation, had a driver’s license restricted or revoked, or been convicted of a moving violation?

If yes, provide dates and details below.

		☐ Yes	☐ No

9.	Except for traffic violations, has the proposed insured ever been convicted of a misdemeanor or felony? If yes, provide dates and details below.	☐ Yes	☐ No

10.	A. Has the proposed insured smoked cigarettes in the past 12 months? B. Has the proposed insured ever smoked cigarettes? If yes, complete the table below.	☐ Yes ☐ Yes	☐ No ☐ No

Current smoker ☐	Past smoker ☐	Packs per day	Date last cigarette smoked (mm, dd, yy)

C. Has the proposed insured used tobacco or nicotine of any kind, other than cigarettes, in any form, in the last 12 months?	☐ Yes	☐ No
D. Has the proposed insured ever used tobacco or nicotine of any kind, other than cigarettes, in any form? If yes, complete the table below.	☐ Yes	☐ No

What type	Current user ☐	Past user ☐	How much	Date of last use (mm, dd, yy)	]

[	N.Additional Remarks

]

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